UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 5, 2009 (September 29, 2009)

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Room 901, Haleson Building
1 Jubilee Street, Central
Hong Kong
(Address of principal executive
offices)	(Zip code)

Registrant’s telephone number, including area code: 852.2850.7680

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Item 2.01.   Completion of Acquisition or Disposition of Assets

Acquisition of Ultra Professional

On September 29, 2009, the Company entered into an agreement for the purchase of all the outstanding shares of common stock of Ultra Professional Ltd. (a company incorporated under the laws of the British Virgin Islands), by issuing 100,000,000 common shares of the Company to the sole shareholder of Ultra Professional (Mr. Lim-Kwong Liang).  The acquisition was closed as of September 29, 2009.  Prior to his acquisition of the Company shares, Mr. Liang was not an affiliate of the Company.  He is not an affiliate of any of the Company’s shareholders.  The shares were issued to Mr. Liang as restricted securities under rule 144.

Ultra Professional (established in 2009 and based in Hong Kong) provides consulting services to foreign and local (PRC) companies seeking to begin or re-organize advertising programs in the PRC.  Mr. Liang, a director of Ultra Professional, has 20 years of experience in structuring advertising contracts for foreign and PRC import and export businesses.  Since 1999, Mr. Liang has been director and a principal owner of Nina Ltd., a Hong Kong based private trading company. All business advertising the PRC must comply with local and central government regulations as to content and means of publication.  Ultra Professional uses Mr. Liang’s extensive contacts and experience with government officials to help clients organize and maintain advertising programs that are compliant,

Ultra Professional’s services are billed to clients on an individual project basis, either on a fixed cost whole project basis, or by installments as a project completes each phase of the project.   Ultra Professional also may enter into joint ventures with selected clients to set up advertising agencies in the PRC.

Disposition of Sino Trade Intelligent Development Corp. Limited

On September 30, 2009, the Company entered into and closed agreement to sell its wholly-owned subsidiary Sino Trade Intelligent Development Corp. Limited (a corporation organized under the laws of the Hong Kong Special Administrative Region), to Ms. Jie Xu, for US$1.00.  This transaction was negotiated at arms-length.  Ms. Jie Xu is not an affiliate of any of the Company’s shareholders.

Item 9.01.   Financial Statements and Exhibits

(a)
Financial Statements of Businesses Acquired.  On or before December 8, 2009 (71 days after September 29, 2009), the Company will audited financial statements for Ultra Professional Ltd., as of December 31, 2008 and the two years then ended, and unaudited financial statements for the six months ended June 30, 2009.

(b)
Pro Forma Financial Information.  On or before December 8, 2009, the Company will file a Form 8-K/A with (i) pro forma statements of income reflecting the combined operations of the Company and Ultra Professional Ltd., for the twelve months ended December 31, 2008, and for the six months ended June 30, 2009; and (ii) a pro forma balance sheet as of June 30, 2009, in both instances as if the acquisition had occurred as of January 1, 2008

ASIA GLOBAL HOLDINGS CORP.

Dated:October 5, 2009	By: /s/ Ping-Shun Lai
Ping-Shun Lai, Chief Executive Officer and Interim Chief Financial Officer